EXHIBIT 10.67

SECOND AMENDMENT TO SERIES A WARRANT TO PURCHASE SHARES OF
COMMON STOCK OF BPO MANAGEMENT SERVICES, INC.

This Second Amendment to Series A Warrant to Purchase Shares of Common Stock of BPO Management Services, Inc. (this “Amendment”) is effective as of August 29, 2008, by BPO Management Services, Inc., a Delaware corporation (“Issuer”), in favor of ________________ (“Holder”).  Issuer and Holder are, together, the “Parties.”  Capitalized terms used but not defined herein shall have the meaning as set forth in the Stock Purchase Agreement (defined below).

RECITALS

WHEREAS, Issuer, Holder and certain other investors entered into that certain Series D Convertible Preferred Stock Purchase Agreement, dated June 13, 2007, which was later amended as of August 29, 2008 and further amended as of August 29, 2008 (collectively, the “Stock Purchase Agreement”), pursuant to which Holder and the other investors purchased shares of Issuer’s Series D Convertible Preferred Stock and warrants to purchase shares of Issuer’s Series D-2 Convertible Preferred Stock and Common Stock (each of such warrants is described below);

WHEREAS, in connection with the Stock Purchase Agreement, Issuer granted to Holder, among other things, that certain Series A Warrant to Purchase Shares of Common Stock of Issuer, which was numbered W-A-07-__, was dated and issued June 13, 2007, and was later amended as of April 18, 2008 (the “Series A Warrant”), and entitled Holder upon exercise thereof in accordance with the terms contained therein to purchase up to a certain number of shares of Issuer’s Common Stock at an initial per-share Warrant Price (as defined in Section 9 of the Series A Warrant) of $0.90;

WHEREAS, the Parties desire to amend the Series A Warrant to delete certain sections, as detailed below; and

WHEREAS, the Series A Warrant shall be deemed amended for all holders of Series A Warrants upon the execution of this Amendment by the Issuer and the Majority Holders, and the amendment to each outstanding Series A Warrant of Holder and all other holders of Series A Warrants shall be effective immediately upon Issuer’s receipt of signed acknowledgements to this Amendment and/or the amendments provided to all other holders of Series A Warrants representing the requisite number of covered shares.

NOW, THEREFORE, in consideration of the premises and covenants made herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
AMENDMENT

1. Amendment to Series A Warrant.  Sections 4(d), 4(e), and 8 of the Series A Warrant shall be deleted in their entirety and replaced with the following:  “[Reserved].”

1.1 Effectiveness of Amendment.  The foregoing amendment shall be effective and binding upon Holder and its successors and assigns independently of whether Holder executes and delivers this Amendment to Issuer in the event that Issuer receives executed substantially similar written instruments from the Majority Holders.

ARTICLE 2
MISCELLANEOUS PROVISIONS

2. Miscellaneous Provisions.

2.1 No Further Amendments.  Except as amended by this Amendment and the previous amendments thereto, the Series A Warrant remains unmodified and in full force and effect.  In the event of any inconsistency between the provisions of the Series A Warrant (as previously amended) and the provisions of this Amendment, the provisions of this Amendment shall prevail.  This Amendment may only be modified or amended by a written agreement executed by Issuer, and consented to by Holder, with the same formalities and in the same manner as this Amendment.

2.2 Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same instrument.  Facsimiles or portable document files transmitted by e-mail containing original signatures shall be deemed for all purposes to be originally signed copies of the documents which are the subject of such facsimiles or files.

2.3 Binding on Successors. This Amendment shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the Parties.

2.4 Entire Agreement.  The Series A Warrant as amended by this Amendment and all prior amendments thereto contains the entire understanding between the Parties and supersedes any prior written or oral agreements between them respecting the subject matter contained herein.  There are no representations, agreements, arrangements or understandings, oral or written, between the Parties relating to the subject matter hereof that are not fully expressed herein.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have executed or have caused a duly authorized officer to execute this Amendment all effective as of the day and year first above written.

ISSUER:
BPO MANAGEMENT SERVICES, INC., a Delaware corporation

By:
Name:	Patrick A. Dolan
Its:	Chief Executive Officer

HOLDER:
The undersigned hereby consents to the amendments set forth herein.

By:
Name:
Its:
Date: